Exhibit 99.1

HGST Media Contact:	Western Digital Investor Contact:
Jessica Kersey	Bob Blair
HGST	Western Digital Corp.
408-717-7924	949-672-7834
jessica.kersey@hgst.com	robert.blair@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL COMPLETES ACQUISITION OF STEC, INC.

Acquisition Sets the Stage for HGST’s Continued Growth in Enterprise Solid-State Storage Solutions

IRVINE, Calif. – Sept. 12, 2013 – Western Digital® Corp. (NASDAQ: WDC) announced today that it has completed the acquisition of sTec, Inc., an early innovator in enterprise solid-state drives (SSDs). sTec will be integrated into HGST, a wholly owned subsidiary of Western Digital. The acquisition augments HGST’s existing solid-state storage capabilities, accelerating its ability to expand its participation in the rapidly growing area of enterprise SSDs.

Completion of the sTec acquisition follows HGST’s recent purchase of VeloBit, an advanced SSD caching software company, and the proposed acquisition of Virident, an innovative provider of server-side flash storage solutions. Collectively these building blocks expand HGST’s presence in the enterprise SSD space, which IDC predicts will grow from $2.5B in revenue in 2012 to $7B in revenue by 2017.1

“We are excited to welcome the sTec team to HGST, where they will play a key role in our ongoing growth,” said Mike Cordano, president, HGST. “sTec has a strong technology capability and foundational intellectual property that will support our initiative to deliver intelligent storage devices tailored to meet the evolving needs of today’s datacenter customer.”

About Western Digital

Western Digital Corporation (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

About HGST

HGST (formerly known as Hitachi Global Storage Technologies or Hitachi GST), a Western Digital company, develops advanced hard disk drives, enterprise-class solid state drives, innovative external storage solutions and services used to store, preserve and manage the world’s most valued data. Founded by the pioneers of hard drives, HGST provides high-value storage for a broad range of market segments, including enterprise, desktop, mobile computing, consumer electronics and personal storage. HGST was established in 2003 and maintains its U.S. headquarters in San Jose, California. For more information, please visit the company’s website at http://www.hgst.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning benefits expected from the sTec acquisition and management’s anticipated plans and strategies for the sTec business. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, technology, research and development capabilities, infrastructure and employees of HGST and sTec; the impact of continued uncertainty and volatility in global economic conditions; actions by competitors; business conditions and growth in the various hard drive markets; and other risks and uncertainties listed in Western Digital’s and sTec’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s recent Form 10-K filed with the SEC on August 19, 2013 and sTec’s recent Form 10-Q filed with the SEC on August 7, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Western Digital nor sTec undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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[1]	Source: Worldwide Solid State Storage 2013–2017 Forecast and Analysis (IDC Doc # 240871, May 2013)

Western Digital, WD and the WD logos are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. sTec and the sTec logo are either registered trademarks or trademarks of sTec, Inc. in the U.S. and certain other countries. Other marks may be mentioned herein that belong to other companies.